UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2013

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) John W. Cumming. On December 6, 2013, John W. Cumming advised Hologic, Inc. (the “Company”) that he intended to step down from his positions as President and Chief Executive Officer of the Company upon the appointment of Stephen P. MacMillan to those positions.

(c) and (d) Stephen P. MacMillan. On December 6, 2013, the board of directors (the “Board”) of the Company approved the appointment of Stephen P. MacMillan as President and Chief Executive Officer of the Company, effective December 7, 2013. In connection with Mr. MacMillan’s appointment as President and Chief Executive Officer, the Board also appointed Mr. MacMillan to serve as a director of the Company effective December 7, 2013. Mr. MacMillan filled a vacancy on the Board and is not expected to serve on any committee of the Board.

Biographical and Other Information. Prior to joining the Company, Stephen P. MacMillan, age 50, served as the Chief Executive Officer of sBioMed, LLC, a biomedical research firm that produces infection control products, which he joined in October 2012. Prior to joining sBioMed, LLC, Mr. MacMillan served in various roles at Stryker Corporation, including as its Chief Operating Officer from June 2003 to January 2005, its President from June 2003 to February 2012, its Chief Executive Officer from January 2005 to February 2012 and its Chairman from January 2010 to February 2012. Mr. MacMillan began his career with Procter & Gamble in 1985 and later spent 11 years with Johnson & Johnson, where he served in various roles, including President of Johnson & Johnson’s consumer pharmaceuticals joint venture with Merck from December 1998 to December 1999. From March 2000 to March 2003, Mr. MacMillan served as Sector Vice President, Global Specialty Operations of Pharmacia Corporation (formerly Monsanto Company), a global pharmaceutical company. Mr. MacMillan currently serves on the board of directors of Alere, Inc. Mr. MacMillan previously served on the board of directors of Texas Instruments Incorporated from 2008 to 2012. Mr. MacMillan holds a Bachelor of Arts degree in economics from Davidson College and is a graduate of the Harvard Business School’s Advanced Management Program.

There are no arrangements or understandings between Mr. MacMillan and any other person pursuant to which Mr. MacMillan was appointed as an officer and a director of the Company. There are no family relationships between Mr. MacMillan and any director or executive officer of the Company. There are no transactions between Mr. MacMillan and the Company that would be reportable under 404(a) of Regulation S-K.

Employment Agreement. In connection with Mr. MacMillan’s appointment as President and Chief Executive Officer and a director of the Company, Mr. MacMillan and the Company entered into an employment agreement dated December 6, 2013 (the “Employment Agreement”), pursuant to which his employment commenced on that date and he was appointed as President, Chief Executive Officer and a director on December 7, 2013. The initial term of the Employment Agreement is three years ending December 31, 2016. Commencing on January 1, 2017 the term of the Employment Agreement will automatically be extended for an additional year unless either the Company or Mr. MacMillan notifies the other party (such notice a “Notice of Non-Renewal”) not later than November 1 of the prior year that the notifying party has elected not to extend the term. The Employment Agreement also includes a non-competition and proprietary information agreement. The term of the non-competition and proprietary information agreement extends for either one or two years after the termination of Mr. MacMillan’s employment, depending upon the circumstances of his termination.

The Employment Agreement provides that Mr. MacMillan will receive an initial base salary at the annual rate of $1,000,000 and a target bonus opportunity under the Company’s Short-Term Incentive Plan (the “STIP”) of no less than 150% of his annual base salary, which will be pro-rated for fiscal year 2014. The Company also agreed to contribute not less than $250,000 to the Company’s Amended and Restated Deferred Compensation Program (the “DCP”) on behalf of Mr. MacMillan no later than November 30, 2014. During the initial three-year term, the Company has agreed to provide Mr. MacMillan with housing in the greater Boston area.

Pursuant to the Employment Agreement, Mr. MacMillan will also receive the following grants under the Company’s Amended and Restated 2008 Equity Incentive Plan (the “A&R 2008 EIP”) as of the commencement of his employment on December 6, 2013:

Fiscal Year 2014 Annual Awards

•	a grant of restricted stock units (“RSUs”) valued at approximately $1,750,000;

•	a grant of nonqualified stock options (“Options”) valued at approximately $1,750,000;

•	a grant of performance stock units (“PSUs”) that are subject to return on invested capital (“ROIC”) performance conditions valued at approximately $3,500,000 (the “ROIC PSUs”).

Inducement Awards

•	a grant of RSUs valued at approximately $2,500,000;

•	a grant of Options valued at approximately $5,000,000;

•	a grant of PSUs that are subject to stock price performance conditions valued at approximately $2,500,000 (the “Price Target PSUs”).

The number of RSUs, Options, and PSUs subject to each award described above, and the exercise price of the Options will be determined based on the $22.29 closing price of the Company’s common stock on December 6, 2013. The RSUs, Options and ROIC PSUs shall be evidenced by the Company’s standard form of grant agreements. The Price Target PSUs shall be evidenced by the form of agreement attached to this report as Exhibit 10.2 which is incorporated herein in its entirety by reference.

In addition, prior to December 31, 2014, Mr. MacMillan may purchase shares of the Company’s common stock (“Purchased Shares”) and receive matching RSUs (“Matching RSUs”) issued by the Company under the A&R 2008 EIP on a one-for-one basis for up to $5,000,000 of such Purchased Shares. Matching RSUs will be granted as soon as practicable after the end of any calendar month through December 31, 2014 in which Mr. MacMillan acquires Purchased Shares in an amount equal to the number of Purchased Shares acquired (up to the maximum of $5,000,000). Matching RSUs are subject to three-year cliff vesting, are conditioned upon Mr. MacMillan’s continued employment (subject to certain limited exceptions), and are forfeited if Mr. MacMillan sells, or otherwise disposes of any of the Purchased Shares prior to the relevant vesting date. The Matching RSUs shall be evidenced by the form of agreement attached to this report as Exhibit 10.3 which is incorporated herein in its entirety by reference.

If, during the term of the Employment Agreement, Mr. MacMillan’s employment is terminated by the Company without Cause or if Mr. MacMillan terminates his employment for Good Reason (as such terms are defined in the Employment Agreement), then he will be entitled to (i) continued payment of a cash severance amount in equal payments over a two-year severance period in a total amount equal to two times his annual base salary plus his annual cash bonus for the prior fiscal year (if such termination occurs prior to the last day of the Company’s 2014 fiscal year, the annual cash bonus shall equal Mr. MacMillan’s target annual cash bonus opportunity) and (ii) payment of a cash severance in the amount of Mr. MacMillan’s annual cash bonus for the fiscal year in which such termination occurs, pro-rated for the then current fiscal year and payable no later than the November 30 following the end of the applicable fiscal year in which the award was earned. If, following a Notice of Non-Renewal by either Mr. MacMillan or the Company and at or after the expiration of the term, Mr. MacMillan’s employment is terminated by the Company without Cause or if Mr. MacMillan terminates his employment for Good Reason, then he will be entitled to (i) continued payment of a cash severance amount in equal payments over a one-year severance period in a total amount equal to his annual base salary plus his annual cash bonus for the prior fiscal year and (ii) payment of a cash severance in the amount of Mr. MacMillan’s annual cash bonus for the fiscal year in which such termination occurs, pro-rated for the then current fiscal year and payable no later than the November 30 following the end of the applicable fiscal year in which the award was earned. In each case, receipt of any severance payments or benefits is conditioned upon Mr. MacMillan’s release of all claims against the Company and its officers and directors.

The Company and Mr. MacMillan also entered into the Company’s standard director indemnification agreement, the form of which was filed with the Securities and Exchange Commission (the “SEC”) as

Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 6, 2009, and a Change of Control Agreement substantially similar to the Company’s senior executive officer change of control agreement, the form of which was filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K on November 17, 2009. Mr. MacMillan’s Change of Control Agreement is attached hereto as Exhibit 10.4 and is incorporated herein in its entirety by reference.

Mr. MacMillan is entitled to employee benefits, executive benefits, perquisites, reimbursement of expenses and vacation on the same basis as other senior executives of the Company.

Where to Find Certain Information. The Company’s senior executive officer change of control agreement, the STIP, the Company’s deferred compensation program and the Company’s standard forms of RSU agreement and stock option agreement are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 16, 2013 for the Company’s 2013 annual meeting of stockholders, and the Company’s 2014 STIP, the DCP and the Company’s standard forms of RSU agreement, stock option agreement, and ROIC PSU agreement are further described in the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2013.

The above description of the Employment Agreement does not purport to be complete and it is qualified in its entirety by reference to the Employment Agreement itself, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 7.01	Regulation FD Disclosure.

On December 9, 2013, the Company issued a press release announcing the appointment of Mr. MacMillan and the departure of Mr. Cumming. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Employment Agreement by and between Stephen P. MacMillan and Hologic, Inc., dated December 6, 2013.

10.2	Form of Price Targets Performance Stock Unit Award Agreement.

10.3	Form of Matching Restricted Stock Unit Award Agreement.

10.4	Change of Control Agreement by and between Stephen P. MacMillan and Hologic, Inc., dated December 6, 2013.

99.1	Press Release issued by Hologic, Inc. on December 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2013	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer